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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 8, 2005, with respect to the consolidated financial statements and schedule of NTL Investment Holdings Limited, in the Registration Statement (Form S-3) and related Prospectus of NTL Cable PLC and Guarantors:

    NTL Incorporated,
    Communications Cable Funding Corp.,
    NTL (UK) Group, Inc.,
    NTL Communications Limited, and
    NTL Investment Holding Limited

dated June 3, 2005 and to the incorporation by reference therein of our report dated March 16, 2005 with respect to NTL Incorporated management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of NTL Incorporated, included in its Annual Report (Form 10-K) for the year ended December 31, 2004, and our report dated March 16, 2005 (except as to Note 21 as to which the date is April 8, 2005), with respect to the consolidated financial statements and schedules of NTL Incorporated, included in its Form 10-K/A, each filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

London, England
May 26, 2005

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  Exhibit 23.1